EXHIBT 99.1

NEXSTAR MEDIA GROUP EXTENDS EMPLOYMENT AGREEMENT OF

CHAIRMAN AND CHIEF EXECUTIVE OFFICER, PERRY A. SOOK, THROUGH MARCH 2029

IRVING, Texas (October 30, 2025) – Nexstar Media Group, Inc. (the “Company”) (Nasdaq: NXST), announced today that its Board of Directors extended the employment agreement of its Chairman and Chief Executive Officer, Perry A. Sook, through March 31, 2029. Mr. Sook is the Company’s third largest shareholder.

Perry A. Sook founded Nexstar Media Group in 1996 and has served as Chief Executive Officer since that time. During his tenure, Mr. Sook has led the Company’s transformative growth including the completion and integration of more than 40 acquisitions. Today, Nexstar is a leading diversified media company and America’s largest local broadcasting group.

Mr. Sook commented, “As we embark on this next phase of growth for Nexstar, I have never been more energized about the prospects for the industry, for Nexstar and for what Nexstar can become. I look forward to leading the Company to new levels of success and continuing to create value for our shareholders, our advertisers, our employees and the communities we serve.”

Jay M. Grossman, Chairman of Nexstar’s Board of Directors Compensation Committee, commented, “The Board is delighted to extend Perry’s employment agreement at this pivotal moment for Nexstar and the local broadcast television industry. Perry’s vision, commitment and deep understanding of the media landscape have been instrumental in driving Nexstar’s strong and consistent record of operating execution, financial growth and shareholder returns.

“The proposed acquisition of TEGNA represents the next chapter in Nexstar’s growth story and with Perry’s unmatched experience and track record of success in broadcast M&A, he is uniquely qualified to deliver the full value we expect for shareholders, as well as the local communities we serve. On behalf of the entire Board of Directors, we are deeply grateful for Perry’s exceptional leadership and continued commitment to our viewers, advertising clients, team members, shareholders and all stakeholders.”

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 316,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local television broadcasting group comprised of top network affiliates, with more than 200 owned or partner stations in 116 U.S. markets reaching 220 million people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, our national news network providing “News for All Americans,” popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:

Lee Ann Gliha

Executive Vice President and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

972/373-8800

gweitman@nexstar.tv

# # #